Exhibit (a)(5)

Blue Coat Tender Offer Website

Hello Mario Perotti,

Please choose an option:

- Make an Election
- Offer to Amend Eligible Options
- Stock Option Amendment and Special Bonus Agreement
- Instructions to the Electronic Election Form
- FAQ